Exhibit 10.35
LICENCE AMENDING AGREEMENT

THIS AGREEMENT MADE the 7th day of February, 2003.
BETWEEN:

WAL-MART CANADA CORP.
(previously Wal-Mart Canada Inc.)

(hereinafter called “Wal-Mart”)
OF THE FIRST PART

- and -

PCA PHOTO CORPORATION OF CANADA, INC.
(hereinafter called the “Licensee”)

OF THE SECOND PART

- and -

PCA INTERNATIONAL, INC.
(hereinafter called the “Guarantor”)

OF THE THIRD PART
WHEREAS:

1.
Wal-Mart and the Licensee entered into a Licence Agreement dated the 9th day of February, 1996, as amended by an agreement between all of them dated July 8, 1997, whereby Wal-Mart Canada Corp. licensed the right to the Licensee to operate portrait studios in certain Wal-Mart stores (the “Licence Agreement”);

2.
The Term as extended by the renewal term contemplated by s. 3.03 of the Licence Agreement will shortly expire in respect of certain of the Licence Schedules and the parties mutually desire to further extend the Term in respect of such Licence Schedules;

3.	Wal-Mart and the Licensee wish to enter into this Agreement in order to amend the Licence Agreement to give effect to the foregoing on those terms more particularly set forth in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants, conditions and agreements herein contained, other good and valuable consideration and the sum of Ten Dollars ($10.00) paid by each party to the other (the receipt and sufficiency of which are hereby acknowledged), the parties hereto do hereby covenant and agree, each with the other, as follows:

1.	Unless otherwise defined in this Agreement, the capitalized terms used in this Agreement shall have the same meaning ascribed to them in the Licence Agreement.

2.
The parties and the Guarantor covenant and agree that the Term in respect of those Licensee’s Businesses set out in Schedule “A” attached to and forming a part of this Agreement, is hereby extended, subject to earlier termination as provided for in the Licence Agreement, until 11:59 p.m. on the “2nd Renewal Expiry (5 yrs)” date indicated on Schedule “A” in respect of each such Licensee’s Business.

3.	All other terms and conditions of the Licence Agreement shall remain unamended and in full force and effect and time shall remain of the essence.

IN WITNESS WHEREOF the parties have executed this Agreement this 6th day of February, 2003, with effect as of the date hereinabove set forth.

WAL-MART CANADA CORP.

Per: /s/ Brian Rudderham c/s
Brian Rudderham - Vice President & CFO

PCA PHOTO CORPORATION OF CANADA, INC.

Per: /s/ Barry Feld c/s
Name: Barry J. Feld
Title: Chief Executive Officer
I have the authority to bind the Corporation

PCA INTERNATIONAL, INC.

Per: /s/ Barry Feld c/s
Name: Barry J. Feld
Title: Chief Executive Officer
I have the authority to bind the Corporation

SCHEDULE “A”

WAL-MART CANADA CORP
PCA CORPORATION OF CANADA CORP

Wal-Mart Store #	Wal-Mart Store Name	Commencement Date	Licence Expiry (5yrs)	1st Renewal Expiry (2yrs)	2nd Renewal Expiry (5 yrs)
3002	BAIE COMEAU, PQ	22-Apr-96	22-Apr-01	22-Apr-03	22-Apr-08
3005	BRANTFORD, ONT.	22-Apr-96	22-Apr-01	22-Apr-03	22-Apr-08
3009	CALGARY, WESTBROOK	22-Apr-96	22-Apr-01	22-Apr-03	22-Apr-08